RESTATED STOCK PURCHASE AND WARRANT AGREEMENT


                  This Restated Stock Purchase and Warrant Agreement (the "Agreement") is entered into as of March 14, 1997 between Medicus Systems Corporation, a Delaware corporation (the "Company"), and Richard C. Jelinek (the "Shareholder").

                               W I T N E S S E T H

                  WHEREAS, the Stock Purchase and Warrant Agreement dated as of January 2, 1997, between the Company and the Shareholder, originally provided for the sale of 550,000 shares of the Company's Common Stock (the "Shares"), and 275 shares of the Company's Voting Preferred Stock by the Shareholder to the Company;

                  WHEREAS, the Shareholder holds an option (the "Option") to purchase all 500 of the authorized shares of the Company's Voting Preferred Stock;

                  WHEREAS, the Shareholder intends to exercise the Option;

                  WHEREAS, the Shareholder desires to sell the Shares and 500 shares of Voting Preferred Stock to the Company (the "Voting Preferred Shares");

                  WHEREAS, the Board of Directors (the "Board") of the Company has determined that it is in the best interest of its stockholders for the Company to acquire the Shares and 500 shares of its Voting Preferred Stock, all upon the terms and subject to the conditions set forth in this Agreement;

                  NOW  THEREFORE,  in  consideration  of the  foregoing  and the
mutual  covenants  and  agreements  herein   contained,   the  Company  and  the
Shareholder hereby agree as follows:

                  1. The Purchase. Subject to the terms and conditions set forth in this Agreement, the Company agrees to purchase from the Shareholder, and the Shareholder agrees to sell, assign and transfer to the Company on the Closing Date (as defined below), all of the Shareholder's right, title and interest in the Shares and all of the Shareholder's right, title and interest in the Voting Preferred Shares.

                  2. The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bell, Boyd & Lloyd, Three First National Plaza, Chicago, Illinois not later than April 15, 1997, unless the parties otherwise agree. The date upon which the Closing occurs is herein referred to as the Closing Date.

                  3. Payment and Delivery.

                  (a) Sale of Shares. At the Closing, (a) the Company shall deliver to the Shareholder as payment for and in consideration of receipt of the Shares (i) cash consideration of $1,650,000, (ii) a promissory note, in substantially the form of Exhibit A hereto, with 50% of the principal amount maturing in one year and the balance one year thereafter and bearing 8%
interest, in the aggregate principal amount of $1,100,000 (the "Promissory Note"), and (iii) a Warrant to purchase 220,000 shares of Common Stock at an exercise price of $8.00 per share which shall be substantially in the form of Exhibit B hereto (the "Warrant"), and (b) the Shareholder shall deliver to the Company certificates representing all of the Shares, together with duly executed stock powers with respect to the Shares in blank in form satisfactory to the Company. The Company shall make payment of $1,650,000 pursuant to this paragraph
(a) of Section 3 on the Closing Date by wire transfer to an account designated by the Shareholder.

                  (b) Sale of Voting Preferred Shares. At the Closing, (a) the Company shall deliver to the Shareholder as payment for and in consideration of receipt of the Voting Preferred Shares cash consideration of $1,500,000, and (b) the Shareholder shall deliver to the Company certificates representing all of the Voting Preferred Shares, together with duly executed stock powers with respect to the Shares in blank in form satisfactory to the Company. The Company shall make payment of $1,500,000 pursuant to this paragraph (b) of Section 3 on the Closing Date by check in the amount of $500,000 and wire transfer of the balance to an account designated by the Shareholder.

                  4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company that:

                  (a) This Agreement has been duly executed by the Shareholder and is the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. Such execution and delivery do not, and performance of this Agreement will not, (i) conflict with, violate or breach any order, judgment, injunction or decree of any court, arbitrator, government or governmental agency or instrumentality against or binding on the Shareholder or by which any of his assets or properties are bound or affected, (ii) constitute a violation by the Shareholder of any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected or (iii) conflict with, violate, breach or cause a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Shareholder is party or by which any of his assets or properties are bound or affected or result in the creation of a lien or other encumbrance on any of his Shares.

                  (b) The Shareholder has had access to such information concerning the Company, its business and its financial condition as he deemed necessary in connection with the transactions contemplated by this Agreement.

                  (c) On the Closing Date, the Shareholder will have valid title to all of the Shares and the Voting Preferred Shares, in each case free and clear of any liens, charges or encumbrances, and such Shares and Voting Preferred Shares will not be subject to any claims by virtue of rights, options, contracts, calls, agreements or otherwise.

                  (d) The sale by the Shareholder pursuant to this Agreement and the delivery of the certificate(s) representing the Shares and the Voting Preferred Shares to the Company will transfer to the Company good and valid title to the Shares and the Voting Preferred Shares free and clear of all claims, liens, encumbrances, security interests, proxies, voting and other restrictions or interests of any nature whatsoever.

                  (e) The Shareholder  acknowledges (i) that  representatives of the Company have strongly recommended that the Shareholder engage separate counsel to represent the Shareholder in connection with the negotiation of this Agreement, and (ii) that the Shareholder has determined, nevertheless, not to be represented by counsel in the negotiation of this Agreement. The Shareholder has made this decision in part based upon his own extensive business and investment experience, as well as the involvement of William G. Brown, a director and secretary of the Company, and a partner in the law firm of Bell, Boyd & Lloyd, counsel to the Company, in the negotiation and preparation of the Agreement and related documents, Mr. Brown having had a long-standing personal and business relationship with the Shareholder; however, the Shareholder acknowledges that Mr. Brown has been acting solely as a representative of the Company, and has not been representing the Shareholder's interests, in such matters. The Shareholder represents that he has read and fully understands this Agreement, the Warrant and the Promissory Note.

                  5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholder that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now been conducted.

                  (b)  The  Company  has  all  necessary   corporate  power  and
         authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the purchase of the Shares pursuant hereto have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the purchase of the Shares hereunder, other than the stockholder approval contemplated in Sections 6(f) and 7(c) below. This Agreement has been duly and validly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) The execution and delivery of this Agreement by the Company do not, and performance of this Agreement by the Company will not, (i) conflict with, violate or breach the Certificate of Incorporation or By-laws of the Company, (ii) conflict with, violate or breach any order, judgment, injunction or decree of any court, arbitrator, government or governmental agency or instrumentality against or binding on the Company or by which any of its assets or properties are bound or affected, (iii) constitute a violation by the Company of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected or (iv) conflict with, violate, breach or cause a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any of the Company's assets or properties are bound or affected or result in the creation of a lien or other encumbrance on any of its assets or properties.

                  6. Conditions Precedent to the Company's Obligations. The obligations of the Company to purchase the Shares and the Voting Preferred Shares pursuant to this Agreement are subject to the fulfillment of the following conditions:

                  (a) The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing Date;

                  (b) The performance of this Agreement by the Company shall not conflict with or violate any order, judgment or decree applicable to the Company or by which any of its assets or properties are bound or affected;

                  (c) The Shareholder shall have delivered to the Company certificate(s) evidencing all of the Shares, together with stock powers in form satisfactory to the Company executed in blank;

                  (d) The Shareholder shall have delivered to the Company certificate(s) evidencing all of the Voting Preferred Shares, together with stock powers in form satisfactory to the Company executed in blank;

                  (e) The Shareholder shall have delivered to the Company his resignation as Chairman of the Company, it being understood that the Shareholder will remain a director of the Company;

                  (f) The stockholders of the Company shall have approved the transactions contemplated by this Agreement; and

                  (g) All conditions to the closing of the transactions contemplated by the Restated Stock Purchase and Warrant Agreement dated the date hereof between Boston Safe Deposit and Trust Company of California, or its successors, as trustee of the Richard C. Jelinek Charitable Remainder Unitrust dated August 3, 1993 (the "Trust") and the Company (the "Trust Agreement") shall have been satisfied.

                  7. Conditions Precedent to the Shareholder's Obligations. The obligations of the Shareholder to sell the Shares and Voting Preferred Shares pursuant to this Agreement are subject to the fulfillment of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing Date;

                  (b) The Company shall have delivered to the Shareholder (i) by wire transfer an amount equal to the Cash Consideration, (ii) the Promissory Note, and (iii) the Warrant;

                  (c) The stockholders of the Company shall have approved the transactions contemplated by this Agreement; and

                  (d)  All  conditions  to  the  closing  of  the   transactions
contemplated by the Trust Agreement shall have been satisfied.

                  8.  Additional   Agreements  of  the   Shareholder.

                  (a) The Shareholder agrees that, for a period of five years from the date of this Agreement, the Shareholder will not, without the prior consent of the disinterested members of the Board, transfer any shares of Common Stock held by the Shareholder immediately after the Closing (the "Remaining Shares"), or any shares of Common Stock issuable upon exercise of the Warrant ("Warrant Shares"), except as provided in the following sentence. The restriction set forth above shall lapse as to 20% of the Remaining Shares and as to 20% of any outstanding Warrant Shares on each anniversary of the date of this Agreement, provided that any transfer of Remaining Shares or Warrant Shares as to which such restriction has lapsed may only be made (i) to a member of the immediate family of the Shareholder or any trust, partnership, or corporation beneficially owned in its entirety by members of the immediate family of the Shareholder, (ii) as a gift to any tax-exempt organization, or (iii) in a transaction satisfying the requirements of Rule 144 promulgated under the Securities Act of 1933.

                  (b) The Shareholder further agrees that, from the date hereof through and including the fifth anniversary of the date hereof, without the Company's prior written consent, the Shareholder will not:

                  (i) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise beneficial ownership of any Common Stock or other voting securities of the Company (collectively the "Voting Securities") or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

                  (ii) make, or in any way participate, directly or indirectly (other than solely as a member of the Company's Board of Directors in connection with solicitations by the entire Board of Directors), in any "solicitation" of proxies (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to vote any Voting Securities, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, initiate or propose any shareholder proposal or induce or attempt to induce any other person to initiate any shareholder proposal;

                  (iii) make any statement or proposal, whether written or oral, to the Board of Directors of the Company, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or other transaction which could result in a change of control, or solicit or encourage any other person to make such statement or proposal;


                  (iv) after consummation of the Closing, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company;

                  (v) otherwise act, alone or in concert with others, to seek to exercise any control over the management, Board of Directors or policies of the Company, other than in the performance in the normal course of his duties as a director of the Company;

                  (vi) make a public request to the Company (or its directors, officers, shareholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or By-Laws of the Company;

                  (vii) take any action which might require the Company to make a public announcement regarding the possibility of any transaction referred to in paragraph (ii) above or similar transaction or, advise, assist or encourage any other persons in connection with the foregoing; or

                  (viii)   disclose   any   intention,   plan   or   arrangement
         inconsistent with the foregoing.

                  (c) The Shareholder agrees that he will vote in favor of approval of the transactions contemplated by this Agreement at least that number of shares of Common Stock as represents the same percentage of the Shareholder's holdings of Common Stock as the number of shares of Common Stock voted in favor of such approval by holders other than the Shareholder represents of all shares voted on such proposal (excluding shares which are not present, are not voted or abstain) by holders other than the Shareholder.

                  (d) The Shareholder agrees that he will resign as Chairman of the Board (while remaining a director) concurrently with the closing of the purchase and sale contemplated herein.

                  9. Additional Agreements of the Company. The Company agrees that it will use its reasonable best efforts to cause its upcoming Annual Meeting of Stockholders (the "Annual Meeting") to be held on March 3, 1997 or as soon thereafter as practicable, that it will seek approval of the transactions contemplated in this Agreement at the Annual Meeting, and that it will promptly prepare and file with the Securities and Exchange Commission ("SEC") preliminary proxy materials, and as promptly as practicable following SEC review, mail definitive proxy materials to stockholders, in connection with the Annual Meeting.

                  10. Registration Rights. The Shareholder shall have the following rights with respect to the Warrant Shares.

                  10.1 Demand Registrations.

                  (a) Upon the written request of the Shareholder that the Company register all or part of the Warrant Shares then owned by the Shareholder or which the Shareholder has a right to acquire upon exercise of the Warrant (which request shall satisfy the requirements of paragraph (c) of this Section 10.1), the Company shall, subject in all cases to the provisions of paragraph
(b) of this Section 10.1, thereupon, use its reasonable best efforts to cause the Warrant Shares specified in such request to be so registered as soon as practicable, but not later than 90 days after the date of the Shareholder's written request to register.

                  (b) The Company's obligation to register all or part of the Warrant Shares pursuant to paragraph (a) of this Section 10.1 shall in all cases be subject to the following limitations and qualifications:

                           (i) The Company shall (x) be required to effect only one such registration if such registration is ordered or declared effective and (y) not be obligated to file a registration statement at any time if a special audit of the Company would be required by the rules and regulations of the Securities and Exchange Commission (the "Commission") in connection therewith; and

                           (ii) The Company shall be entitled to postpone for a reasonable period of time not to exceed 90 days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives a request for registration, the Company determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition, corporate reorganization or other material transaction then being contemplated by its Board of Directors, involving the Company, and promptly gives the Shareholder written notice of such determination and the reasons therefor, provided that the Company shall not defer its obligations in this manner more than twice in any twelve month period and the Company shall not defer its obligations until 90 days have expired after any prior deferral. In such event, the Shareholder shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be ignored for purposes of counting the demand registration to which the Shareholder is entitled pursuant to this paragraph (b)).

                  For purposes of this paragraph (b), "special audit" shall mean an audit other than a year-end audit, requiring an opinion of the Company's independent public accountants.

                  (c) Any written request of the Shareholder made pursuant to paragraph (a) of this Section 10.1 shall:

                           (i) specify the number of the Warrant Shares which the Shareholder intends to offer and intends to sell;

                           (ii) state the firm intention of the Shareholder to offer such shares for sale;

                           (iii) describe the intended method of distribution of such shares; and

                           (iv)  contain  an  undertaking  on  the  part  of the
         Shareholder to provide all such information and materials concerning the Shareholder and take all such action as may be required to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.


                  10.2 Participation Registrations.

                  (a) If, at any time from the date hereof, the Company shall propose to register under the Securities Act an offering of Common Stock to be offered and sold by it or any stockholder, it shall give written notice of such proposed registration to the Shareholder as promptly as possible and shall, subject in all cases to paragraph (b) of this Section 10.2, use its reasonable best efforts to include in the offering such number of the Warrant Shares then owned by the Shareholder as the Shareholder shall request, within 10 days after the giving of such notice, to be included, such offering to be upon the same terms (including the method of distribution) as the Common Stock being sold by the Company pursuant to any such offering.

                  (b) The Company's obligation to include the Warrant Shares owned by the Shareholder in any offering pursuant to paragraph (a) of this
Section 10.2 shall in all cases be subject to the following limitation and qualifications:

                           (i) The Company shall not be required to give notice to the Shareholder or include such shares in any such registration if the proposed registration is (x) a registration of stock option or compensation plan or of the Company Common Stock issued or issuable pursuant to any such plan, or (y) a registration of the Company Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation;

                           (ii) The Company may require that the number of such shares requested to be included in such registration be reduced, or that all such shares be excluded from any such registration, if it is advised in writing by its managing underwriter that such reduction or exclusion, as the case may be, is necessary to permit the orderly sale and distribution of the securities being offered by the Company. Any reduction shall be made pro rata among all Selling Shareholders in proportion to the relative number of shares sought by each to be registered. If the Company shall require such a reduction, the Shareholder shall have the right to withdraw from the offering;

                           (iii) The Company may, in its sole discretion and without the consent of the Shareholder, withdraw such registration statement and abandon the proposed offering in which the Shareholder had requested to participate; and

                           (iv) The Company shall be required to effect only one such registration; provided that the Shareholder's right to registration under this Section 10.2 shall not expire unless all shares the Shareholder has requested under Section 10.2(a) to be registered have been so registered.

                  10.3 Certain Covenants of the Company.

                  (a) In connection with any registration of the Warrant Shares undertaken by the Company pursuant to Section 10.1 and, if and to the extent appropriate, Section 10.2, the Company shall:

                           (i)   prepare   and  file  with  the   Commission   a
         registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective;


                           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current for such period not to exceed 270 days as the Shareholder shall request and to comply with the provisions of the Securities Act with respect to the sale of all the Warrant Shares covered by such registration statement during such period;

                           (iii) provide the Shareholder a reasonable opportunity to review and, in the case of registrations effected pursuant to Section 10.1, approve prior to filing (x) any registration statement filed by the Company in connection with a registration effected pursuant to Section 10.1 or Section 10.2 and (y) any amendments or supplements to such registration statement and any prospectus used in connection therewith;

                           (iv)  furnish  to  the  Shareholder  such  number  of
         conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), copies of which are in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the sale of the Warrant Shares covered by such registration statement;

                           (v) use its best efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Shareholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the sale in such jurisdictions of such shares; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (vi) notify the Shareholder, at any time when a prospectus relating to the Warrant Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Shareholder promptly prepare and furnish to the Shareholder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (vii) use its best efforts to cause all the Warrant Shares covered by such registration statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ;

                           (viii) provide a transfer agent and registrar for the Warrant Shares covered by such registration statement not later than the effective date of such registration statement; and

                           (ix) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Shareholder reasonably requests in order to expedite or facilitate the disposition of such shares.

                  (b) The Company shall take all reasonable actions necessary so as to enable the Shareholder to make sales of the Warrant Shares under Rule 144 (or any successor rule) under the Securities Act and in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agent(s), and the reasonable requirements of the broker through which the sales are proposed to be executed.

                  (c) From and after the date of this Agreement, the Company shall not, without the written consent of the Shareholder, enter into any agreement granting to any person or entity any registration rights that are more favorable than the registration rights granted to the Shareholder under this Note, unless the same rights are granted to the Shareholder.

                  10.4 Standstill. In the event of a registered public offering, the Shareholder will agree with the underwriters not to sell any Shares for up to 180 days following commencement of the offering if and only if the Shareholder has been offered the opportunity to participate in the offering and the underwriters have not reduced the number of shares that the Shareholder may sell.

                  10.5 Expenses.

                  (a) The Shareholder shall pay all out-of-pocket expenses incurred by the Company in connection with any registration of the Warrant Shares pursuant to Section 10.1 including, without limitation, all registration and filing fees, printing expenses, underwriting discounts, commissions and expenses, fees and disbursements of the Company's legal counsel and accountants, transfer agents and registrars, and expenses incidental to any post-effective amendment to any such registration statement. For purposes of this Section 10.5, "out-of-pocket expenses" shall not include salaries of the Company employees or expenses attributable to the Company's corporate overhead.

                  (b) In connection with any registration pursuant to Section 10.2, the Company shall pay all registration and filing fees, underwriting discounts, commissions and expenses (other than those attributable to the Warrant Shares being sold by the Shareholder), printing expenses, fees and disbursements of the Company's legal counsel and accountants, transfer agents and registrars fees, and expenses incidental to any post-effective amendment to any such registration statement. The Shareholder shall pay all other out-of-pocket expenses attributable to the inclusion in the offering of the Warrant Shares being sold by it including, without limitation, registration and filing fees and underwriting discounts, commissions and expenses attributable thereto and fees and disbursements of the Shareholder's legal counsel and accountants.

                  10.6  Indemnification.

                  (a) In the case of each registration effected by the Company pursuant to Section 10.1 or Section 10.2, the Company agrees to indemnify and hold harmless the Shareholder, each underwriter of the Warrant Shares so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, which consent is not unreasonably withheld in light of all factors which are important to such indemnified party, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Warrant Shares, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (a) shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of the Warrant Shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus. Notwithstanding the foregoing, the Company agrees to be subject to such indemnification and contribution provisions as the underwriters may reasonably request in connection with any underwritten offering and that to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such offerings are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (b) In the case of each registration effected by the Company pursuant to Section 10.1 or 10.2, the Shareholder and each underwriter of the Warrant Shares to be registered (each such party and such underwriters being referred to severally in this paragraph (b) as the "indemnifying party") shall agree in the same manner and to the same extent as set forth in paragraph (a) of this Section 10.6 to indemnify and hold harmless the Company, each person who controls the Company, the directors of the Company and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying party specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

                  (c) Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
Section 10.6, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 10.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnifying party shall promptly pay as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. The indemnity agreements in this Section 10.5 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

                  11. Cooperation, Etc. The Company and the Shareholder shall cooperate and use all efforts to take all action, and to do all things necessary, proper or advisable to consummate the sale of the Shares to the Company and to otherwise consummate and make effective the transactions contemplated by this Agreement, and shall refrain from taking any action that shall be inconsistent with, or contrary to, this Agreement. Each of the parties hereto shall cooperate and use all reasonable efforts to resist any attempts to impose any legal prohibition or restraint on the purchase and sale of the Shares in accordance herewith and, in the event thereof, to remove, vacate and/or reverse any such prohibition or restraint.

                  12. Expenses. The Shareholder shall be responsible for any legal fees or other expenses incurred by the Shareholder in connection with the transactions contemplated by this Agreement. The Company shall be responsible for any legal fees or other expenses incurred by it in connection with the transactions contemplated by this Agreement including the fees due to the investment banking firm of Punk, Ziegel & Knoell ("Punk Ziegel") and the expenses of preparation, printing and mailing of the Company's proxy statement.

                  13. Non-Disclosure. The Company and the Shareholder acknowledge that disclosure concerning this Agreement is required by law, and agree that each party will have the opportunity to review the Company's proxy materials, the Company's Form 8-K (if any) and the Shareholder's Amendment to
Schedule 13D with respect to this Agreement prior to the filing thereof. Except for such filings and except to the extent otherwise required by law, neither the Company nor the Shareholder shall make any disclosure of the terms hereof or the negotiations with respect hereto (other than to the parties hereto and their representatives and advisors) except pursuant to a press release which shall be approved by all of the parties hereto prior to the release thereof. The
Shareholder (and their agents and advisors) shall not make any disparaging public statements with respect to the Company or any of its employees, and the Company (and its employees, agents and advisors) shall make no disparaging public statements concerning the Shareholder.

                  14. Amendments; Waivers. This Agreement shall not be modified, amended, altered or supplemented, nor shall any provision of this Agreement be waived, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  15. Assignments;  Successors.

                  (a) Neither the Company nor the Shareholder shall assign any of their rights or delegate any of their duties under this Agreement.

                  (b) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  16. Specific Performance and Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event of the breach of any provision of this Agreement and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  17. Notices. All notices and other communications provided for hereunder shall be in writing (including telex and telecopy communication) and shall be sent by mail, telex, telecopier or hand delivery: (i) if to the Company, at its address at One Rotary Center, Suite 1111, Evanston, IL 60201,
Attention: Patrick C. Sommers, or (ii) if to the Shareholder, at 0312 Ridge Road, Aspen, Colorado 81611.

                  18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed in and to be performed in that State.

                  19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  20. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  21. Entire Agreement. This Restated Agreement supersedes and replaces the Stock Purchase and Warrant Agreement dated as of January 2, 1997, between the parties hereto relating to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                                  MEDICUS SYSTEMS CORPORATION


                                         By  /s/  Patrick C. Sommers
                                         ----------------------------
                                                  Patrick C. Sommers,
                                                  President and Chief
                                                  Executive Officer


                                                  THE SHAREHOLDER


                                             /s/  Richard C. Jelinek
                                             -----------------------
                                                  Richard C. Jelinek

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